EXHIBIT 32


CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report on Form 10-QSB of Sagient Research Systems, Inc. (the "Company") for the quarterly period ended June 30, 2005 (the "Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer and Principal Accounting Officer of the Company, pursuant to 18 U.S.C.
Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: July 27, 2005                By: /s/ BRIAN M. OVERSTREET
                                        ----------------------------------------
                                    Name:  Brian M. Overstreet
                                    Title: Chief Executive Officer and Principal
                                           Accounting Officer

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